UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

DUKE ENERGY INDIANA, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-3543	35-0594457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Main Street, Plainfield, Indiana  46168

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.   Other Events.

On March 18, 2009, Duke Energy Indiana, Inc. (the “Company”) entered into an underwriting agreement, dated as of March 18, 2009, with Barclays Capital Inc., BNP Paribas Securities Corp., Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $450,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, Series MMM, 6.45%, Due April 1, 2039 (the “Bonds”). The Bonds will be issued under the Indenture of Mortgage or Deed of Trust, dated September 1, 1939, between the Company and Deutsche Bank National Trust Company, as trustee, as amended and supplemented from time to time, including by the Fifty-Ninth Supplemental Indenture, dated as of March 23, 2009. In connection with the issuance and sale of the Bonds, the Company is filing a legal opinion regarding the validity of the Bonds as Exhibit 5.1 to this Form 8-K for the purpose of incorporating the opinion into the Company’s Registration Statement No. 333-146483-02.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

5.1	Opinion regarding validity of the Bonds.

23.1	Consent (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY INDIANA, INC.

Date: March 23, 2009	By:	/s/ Robert T. Lucas III, Esq.
	Name:	Robert T. Lucas III, Esq.
	Title:	Associate General Counsel and
Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion regarding validity of the Bonds.

23.1	Consent (included as part of Exhibit 5.1).